.
Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces First Quarter Fiscal 2023 Results
Record first quarter net income and adjusted EBITDA led by strong growth in traffic, market share and merchandise margin

First Quarter Fiscal 2023 Highlights
•Comparable club sales, excluding gasoline sales, increased by 5.7% year-over-year
•Digitally enabled comparable sales growth was 19.0% year-over-year
•Membership fee income increased by 6.1% year-over-year to $102.5 million
•Merchandise gross margin rate increased 100 basis points year-over-year
•Earnings per diluted share and adjusted earnings per diluted share of $0.85
•Income from continuing operations increased by 3.1% year-over-year to $116.0 million
•Adjusted EBITDA increased by 16.4% year-over-year to $257.0 million
•The Company opened two new clubs and three new gas stations
•The Company successfully launched its co-branded credit card with Capital One
Marlborough, Mass. (May 23, 2023) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended April 29, 2023.

“We reported a record first quarter in net income and adjusted EBITDA, demonstrating the power of our business model and the warehouse club channel,” said Bob Eddy, President and Chief Executive Officer, BJ’s Wholesale Club. “We drove topline growth bolstered by robust traffic and share gains. We also made significant improvements on our merchandise margins largely due to waning supply chain pressures and moderating inflation. We remain focused on our strategic priorities and believe that we are well-positioned to maximize long-term shareholder value.”

Key Measures for the Thirteen Weeks Ended April 29, 2023 (First Quarter Fiscal 2023):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended April 29, 2023	13 Weeks Ended April 30, 2022	% Growth
Net sales	$4,620,620	$4,399,810	5.0%
Membership fee income	102,522	96,625	6.1%
Total revenues	4,723,142	4,496,435	5.0%

Operating income	186,770	150,317	24.3%
Income from continuing operations	115,988	112,457	3.1%
Adjusted EBITDA (a)	256,983	220,801	16.4%
Net income	116,077	112,450	3.2%
EPS (b)	0.85	0.82	3.7%
Adjusted net income (a)	115,646	118,426	(2.3)%
Adjusted EPS (a)	0.85	0.87	(2.3)%
Basic weighted-average shares outstanding	133,312	134,244
Diluted weighted-average shares outstanding	135,902	136,702
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)EPS represents net income per diluted share.

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Additional Highlights:
•Total comparable club sales increased by 2.0% in the first quarter of fiscal 2023 compared to the first quarter of fiscal 2022. Excluding the impact of gasoline sales, comparable club sales increased by 5.7% in the first quarter of fiscal 2023 compared to the same period in fiscal 2022.
•Gross profit increased to $880.0 million in the first quarter of fiscal 2023 from $790.6 million in the first quarter of fiscal 2022. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased 100 basis points over the same quarter of fiscal 2022. Merchandise margins were impacted by inflation, moderated supply chain costs and improved inventory management.
•Selling, general and administrative expenses ("SG&A") increased to $689.3 million in the first quarter of fiscal 2023 compared to $635.4 million in the first quarter of fiscal 2022. The increase was primarily driven by increased labor and occupancy costs as a result of new club and gas station openings in addition to other investments to drive strategic priorities.
•Operating income increased to $186.8 million, or 4.0% of total revenues, in the first quarter of fiscal 2023 compared to $150.3 million, or 3.3% of total revenues, in the first quarter of fiscal 2022.
•Income from continuing operations before income taxes increased to $172.1 million in the first quarter of fiscal 2023 compared to $142.5 million in the first quarter of fiscal 2022.
•The effective tax rate increased to 32.6% in the first quarter of fiscal 2023 compared to 21.1% in the first quarter of fiscal 2022. Income tax expense increased to $56.1 million in the first quarter of fiscal 2023 compared to $30.0 million in the first quarter of fiscal 2022, as a result of higher taxable income as well as a $21.6 million unexpected tax expense, approximately half of which should have been applied in prior periods in immaterial amounts.
•Net income increased to $116.1 million in the first quarter of fiscal 2023 compared to $112.5 million in the first quarter of fiscal 2022.
•Adjusted EBITDA increased 16.4% to $257.0 million in the first quarter of fiscal 2023 compared to $220.8 million in the first quarter of fiscal 2022.
•Inventory increased $69.9 million to $1.53 billion at the end of the first quarter of fiscal 2023. Inventory balances at the end of the first quarter of fiscal 2023 include $147.4 million of perishable inventory related to the acquisition of four distribution centers and related private transportation fleet from Burris Logistics in Q2 of fiscal 2022. Excluding inventory in our perishable distribution centers, inventory balances declined $77.5 million from Q1 fiscal 2022 to Q1 fiscal 2023.
•Under its existing share repurchase program, the Company repurchased 204,040 shares of common stock, totaling $15.3 million in the first quarter of fiscal 2023.
•The Company launched its new credit card program with Capital One and Mastercard on February 27, 2023, officially named the BJ's One Mastercard® program. We believe this program will provide a first-class rewards and customer service experience, delivering more value back to its members. The program will offer up to 5% rewards on in-club earnings and up to 2% rewards on out-of-club earnings as well as up to 15 cents off/gallon at BJ’s Gas.

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Fiscal 2023 Ending February 3, 2024 Outlook

“Our fiscal 2023 outlook on our business remains unchanged given the sustained strength in our grocery business and our gains in market share,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale Club. “We are confident that the strength of our core business and our intense focus on delivering value will continue to drive long-term growth.”
Conference Call Details
A conference call to discuss the first quarter of fiscal 2023 financial results is scheduled for today, May 23, 2023, at 8:00 A.M. Eastern Time. The live audio webcast of the call can be accessed under the “Events & Presentations” section of the Company’s investor relations website at https://investors.bjs.com and will remain available for one year. Participants may also dial (833) 470-1428 within the U.S. or (929) 526-1599 outside the U.S. and reference conference ID 230611. A telephonic replay will be available two hours after the conclusion of the call for one week and can be accessed by dialing (929) 458-6194 or (866) 813-9403 and referencing conference ID 817043.
About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) is a leading operator of membership warehouse clubs primarily in the Eastern United States focused on delivering significant value to its members. The Company provides a curated assortment of grocery, general merchandise, gasoline and ancillary services to offer a differentiated shopping experience that is further enhanced by its omnichannel capabilities. The Company pioneered the warehouse club model in New England in 1984 and currently operates 237 clubs and 167 BJ's Gas® locations in 18 states. For more information, please visit us at www.bjs.com or on Facebook, Twitter or Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2023 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, including, without limitation, as a result of disruptions and instability in the banking and financial services industries, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to grow our BJ's One Mastercard® program; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2023, which is accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-

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looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended April 29, 2023	Thirteen Weeks Ended April 30, 2022
Net sales	$4,620,620	$4,399,810
Membership fee income	102,522	96,625
Total revenues	4,723,142	4,496,435
Cost of sales	3,843,150	3,705,838
Selling, general and administrative expenses	689,328	635,380
Pre-opening expense	3,894	4,900
Operating income	186,770	150,317
Interest expense, net	14,690	7,841
Income from continuing operations before income taxes	172,080	142,476
Provision for income taxes	56,092	30,019
Income from continuing operations	115,988	112,457
Income (loss) from discontinued operations, net of income taxes	89	(7)
Net income	$116,077	$112,450
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.87	$0.84
Income from discontinued operations	—	—
Net income	$0.87	$0.84
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.85	$0.82
Income from discontinued operations	—	—
Net income	$0.85	$0.82
Weighted-average number of shares outstanding:
Basic	133,312	134,244
Diluted	135,902	136,702

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	April 29, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$23,387	$37,952
Accounts receivable, net	217,866	210,405
Merchandise inventories	1,532,006	1,462,098
Prepaid expense and other current assets	69,048	58,814
Total current assets	1,842,307	1,769,269

Operating lease right-of-use assets, net	2,124,621	2,177,777
Property and equipment, net	1,364,815	989,658
Goodwill	1,008,816	924,134
Intangibles, net	113,536	122,332
Deferred taxes	6,728	4,595
Other assets	33,672	22,240
Total assets	$6,494,495	$6,010,005

LIABILITIES
Current liabilities:
Short-term debt	$400,000	$80,000
Current portion of operating lease liabilities	178,939	169,423
Accounts payable	1,281,676	1,267,102
Accrued expenses and other current liabilities	758,724	692,530
Total current liabilities	2,619,339	2,209,055

Long-term operating lease liabilities	2,037,844	2,107,532
Long-term debt	448,004	748,987
Deferred income taxes	66,699	58,511
Other non-current liabilities	190,883	164,578

STOCKHOLDERS' EQUITY	1,131,726	721,342
Total liabilities and stockholders' equity	$6,494,495	$6,010,005

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended April 29, 2023	Thirteen Weeks Ended April 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$116,077	$112,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,190	47,109
Amortization of debt issuance costs and accretion of original issue discount	324	832
Stock-based compensation expense	10,007	9,115
Deferred income tax provision	14,445	6,299
Changes in operating leases and other non-cash items	(750)	29,892
Increase (decrease) in cash due to changes in:
Accounts receivable	21,871	(36,454)
Merchandise inventories	(153,455)	(219,163)
Accounts payable	85,979	154,319
Accrued expenses and other current liabilities	(4,977)	(58,780)
Other operating assets and liabilities, net	(24,579)	(1,311)
Net cash provided by operating activities	119,132	44,308
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(92,084)	(90,533)
Net cash used in investing activities	(92,084)	(90,533)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	149,000	115,000
Payments on revolving lines of credit	(154,000)	(35,000)
Net cash received from stock option exercises	1,675	2,306
Acquisition of treasury stock	(42,369)	(51,342)
Proceeds from financing obligations	9,104	8,072
Other financing activities	(986)	(295)
Net cash (used in) provided by financing activities	(37,576)	38,741
Net decrease in cash and cash equivalents	(10,528)	(7,484)
Cash and cash equivalents at beginning of period	33,915	45,436
Cash and cash equivalents at end of period	$23,387	$37,952

Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: acquisition and integration costs; home office transition costs; other adjustments and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; non-cash rent; acquisition and integration costs and other adjustments.

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We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended April 29, 2023	13 Weeks Ended April 30, 2022
Net income as reported	$116,077	$112,450
Adjustments:
Acquisition and integration costs (a)	—	7,879
Home office transition costs (b)	—	599
Other adjustments (c)	(601)	(165)
Tax impact of adjustments to net income (d)	170	(2,337)
Adjusted net income	$115,646	$118,426

Weighted-average diluted shares outstanding	135,902	136,702
Adjusted EPS (e)	$0.85	$0.87

(a)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(b)Represents incremental rent expense as the Company transitioned home office locations in fiscal 2022.
(c)Other non-cash items related to the reclassification into earnings of accumulated other comprehensive income/ loss associated with the de-designation of hedge accounting and other adjustments.
(d)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(e)Adjusted EPS is measured using weighted-average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended April 29, 2023	13 Weeks Ended April 30, 2022
Income from continuing operations	$115,988	$112,457
Interest expense, net	14,690	7,841
Provision for income taxes	56,092	30,019
Depreciation and amortization	54,190	47,109
Stock-based compensation expense	10,007	9,115
Pre-opening expenses (a)	3,894	4,900
Non-cash rent (b)	1,551	846
Acquisition and integration costs (c)	—	7,879
Other adjustments (d)	571	635
Adjusted EBITDA	$256,983	$220,801
(a)Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(b)Consists of an adjustment to remove the non-cash portion of rent expense.
(c)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(d)Other non-cash items, including non-cash accretion on asset retirement obligations, obligations associated with our post-retirement medical plan and incremental rent expense as the Company transitioned home office locations in fiscal 2022.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended April 29, 2023	13 Weeks Ended April 30, 2022
Net cash provided by operating activities	$119,132	$44,308
Less: Additions to property and equipment, net of disposals	92,084	90,533
Plus: Proceeds from sale leaseback transactions	—	—
Free cash flow	$27,048	$(46,225)
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	April 29, 2023
Total debt	$848,004
Less: Cash and cash equivalents	23,387
Net Debt	$824,617

Income from continuing operations	$517,793
Interest expense, net	54,311
Provision for income taxes	202,335
Depreciation and amortization	208,015
Stock-based compensation expense	43,509
Pre-opening expenses	23,927
Non-cash rent	4,696
Acquisition and integration costs	4,445
Home office transition costs	14,706
Other adjustments	578
Adjusted EBITDA	$1,074,315

Net debt to LTM adjusted EBITDA	0.8	x
See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Peter Frangie
Vice President, Corporate Communications
pfrangie@bjs.com
774-512-6978